Exhibit 10.33

AMENDMENT NUMBER ONE

TO THE ASSURANT EXECUTIVE PENSION PLAN

THIS AMENDMENT to the Assurant Executive Pension Plan, as amended and restated effective as of January 1, 2009 (the “Plan”), is adopted by the Assurant, Inc. Benefit Plans Committee (the “Committee”) effective as of January 1, 2009.

W I T N E S S E T H:

WHEREAS, Assurant, Inc. (the “Company”) currently maintains the Plan;

WHEREAS, pursuant to Article 8 of the Plan, the Assurant, Inc. Benefit Plans Committee (the “Committee”) has the authority to amend the Plan, unless the amendments would significantly increase the Company’s liabilities for the Plan; and

WHEREAS, the Committee wishes to amend the Plan to make various changes to the Plan regarding related employers, and the Committee has determined that such amendments will not significantly increase the Company’s liabilities for the Plan.

NOW THEREFORE, the Committee amends the Plan as follows:

1.

Effective as of January 1, 2009, Section 4.03 of the Plan is amended in its entirety to read as follows:

“4.03	Transferees. A Participant who transfers from one Employer to another Employer will not be deemed to have incurred a Separation from Service for purposes of this Plan. For purposes of Section 4.03, the term “Employer” will include a Related Employer.”

2.

Effective as of January 1, 2009, Article 11 of the Plan is modified by the addition of a definition of the term “Related Employer,” after the existing definition of the term “Plan Year,” to read as follows:

“Related Employer shall mean any entity designated by the Committee from time to time to be a “Related Employer” under the Plan. The Committee may specify such terms and conditions pertaining to the entity’s designation as a Related Employer that the Committee deems appropriate.”

* * * * *

Except as amended herein, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the undersigned has adopted this Amendment Number One to the Assurant Executive Pension Plan (as amended and restated effective as of January 1, 2009) on the date shown below, to be effective as of January 1, 2009.

ASSURANT, INC. BENEFIT PLANS COMMITTEE

Date: December 8, 2009	By:	/s/ Sylvia Wagner
Sylvia Wagner
Chair, Assurant, Inc. Benefit Plans Committee
Executive Vice President, Human Resources and Development